EXHIBIT 10.40

                HEALTH CARE PROPERTY INVESTORS, INC.

     AMENDED AND RESTATED DIRECTOR DEFERRED COMPENSATION PLAN



     1. Eligibility. Each member of the Board of Directors (the "Board") of Health Care Property Investors, Inc. (the "Company") who is not an employee of the Company (a "Director") shall be eligible to participate in this Amended and Restated Director Deferred Compensation Plan of the Company (the "Plan"), pursuant to the terms and conditions described herein.

     2.  Participation.

         (a) On the date of adoption of the Plan and at any time thereafter, a Director may elect to participate in the Plan by directing that all or any portion of the compensation which the Director may thereafter earn for services as a Director (including the Director's retainer and any fees payable for services as a member of a committee of the Board) shall be credited to a deferred compensation account or accounts subject to the terms of the Plan. Any Director who elects to participate in the Plan is hereinafter referred to as a "Participant".

          (b) A Director's election to defer the Director's fees shall be in the form of a document, similar to Exhibit A-1 attached, executed by a Director and shall become effective at the first day of the fiscal quarter beginning immediately following the date on which the Company receives such notice, or on the first day of such later fiscal quarter as may be designated in the notice of election to defer compensation. "Fiscal quarter" shall mean any quarter of the fiscal year adopted by the Company for reporting its financial condition and operating results.

          (c) A Director's election to defer compensation under the Plan shall continue in effect until the Director ceases to be a Director, or until the date the Director terminates such election, in whole or in part, by written notice filed with the Company. Any such termination, in whole or in part, shall become effective at the close of the fiscal quarter ending immediately following the date on which the Company receives such notice, or at the end of such later fiscal quarter as may be designated in the notice of termination.

          (d) A Participant who has filed an election to terminate deferrals of compensation under the Plan may thereafter file an election to recommence such deferrals with respect to any future compensation earned by him for services to the Company or any subsidiary thereof pursuant to the foregoing provisions of the Plan.

     3.  Deferred Compensation Accounts.

          (a) All deferred compensation amounts shall be held by the Company in its general funds, shall be credited to an account or accounts, as applicable, in the name of each Participant and shall earn a rate of return, as described herein.

          (b) Upon electing to defer compensation under the Plan, each Participant shall designate the amount of such compensation which shall be credited to the Participant's "Interest Rate Account" or "Stock Credit Account", as follows:

               (i) Interest Rate Account: The Participant's Interest Rate Account shall be credited, as of the date on which the Participant would otherwise have been entitled to receive such deferred compensation, with the amount of compensation directed to be deferred and credited to the Participant's Interest Rate Account. Based on the Participant's deferred compensation Interest Rate Account balance at the beginning of each fiscal quarter, the Participant's Interest Rate Account shall be credited at the end of each fiscal quarter with an interest equivalent to be calculated quarterly on the basis of one quarter of the percentage rate which is equal to one point below the prime interest rate charged by Bank of New York on the last day of the fiscal quarter or such other rate as may be set from time to time by the Compensation Committee of the Board of Directors of the Company (the "Committee").

                (ii) Stock Credit Account: The Participant's Stock Credit Account shall be credited, as of the payment date for regular quarterly dividends paid to holders of the Company's Common Stock ("Common Stock") during the fiscal quarter during which the Participant would otherwise have been entitled to receive such deferred compensation, with a number of units equal to the number of shares of Common Stock (including fractions of units reflecting fractions of shares) that could have been purchased at the average of the closing price of Common Stock (as reported in The Wall Street Journal, "Closing Price") on each business day during the immediately preceding 10 business days (the "Average Closing Price") with the amount of compensation directed to be deferred and credited to Participant's Stock Credit Account. In addition, as of the date any dividend is paid to holders of Common Stock, the Participant's Stock Credit Account shall also be credited with an additional number of units equal to the number of shares of Common Stock (including fractions of units reflecting fractions of shares) that could have been purchased at the Average Closing Price of Common Stock as of such date with the dividend paid on the number of shares of Common Stock to which the Participant's Stock Credit Account is then equivalent (but not taking into account any units credited the same day pursuant to the first sentence of this Section 3(b)(ii)). In case of any dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Committee.

               If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, subdivision or reclassification of shares, the number of shares of Common Stock to which each Participant's Stock Credit Account is equivalent shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock to which each Participant's Stock Credit Account is equivalent shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be credited to each Participant's Stock Credit Account, in place of the shares then credited thereto, a stock equivalent determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock to which the Participant's account is then equivalent. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate change in Participants' accounts.

               At any given time, the cash equivalent balance of a Participant's Stock Credit Account shall be determined by multiplying the number of credited shares in the Participant's Stock Credit Account by the Average Closing Price as of such date for such shares of stock.

          (c) Deferred compensation amounts deferred by Participants under the Plan prior to the effective date of this amendment and restatement of the Plan shall continue to be held in each Participant's Interest Rate Account until such time as the Participant may elect to have all or part of such amounts reallocated to the Stock Credit Account. An election to reallocate such account balance shall be in the form of a document, similar to Exhibit A-2 attached, executed by the Participant and filed with the Company, and shall become effective as of the first day of the fiscal quarter beginning immediately following the date on which the Company receives such notice, or at the beginning of such later fiscal quarter as may be designated in the notice. The calculation of units to be credited to the Participant's Stock Credit Account shall be based upon the Average Closing Price as of the effective date of such election.

           (d) Participants may at any time by written notice filed with the Company reallocate the balances held in their deferred compensation accounts between the Participant's Interest Rate Account and Stock Credit Account, or may change the account to which future deferrals shall be credited. Any such change shall become effective on the first day of the fiscal quarter beginning immediately following the date on which the Company receives such notice, or at the beginning of any later fiscal quarter as may
be designated in such notice.    The calculation of units to be reallocated
to or from the Participant's Stock Credit Account shall be based upon the Average Closing Price as of the effective date of such election.

     4. Events Causing Distribution. A Participant's deferred compensation accounts shall become distributable upon the first to occur of any of the following events:

          (a)  The termination of the Participant's membership on the Board;

          (b)  The death of the Participant;

          (c) The total and permanent incapacity of the Participant, due to physical impairment or legally established mental incompetence, to perform the usual duties of a member of the Board, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Participant has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability;

          (d) The occurrence of an unforeseeable emergency caused by accident, illness or other causes beyond the control of the Participant which results, in the sole judgment of the Committee, in substantial hardship to the Participant. Any distribution pursuant to this Section 4(d) shall be in an amount not greater than the amount necessary, in the sole judgment of the Committee, to alleviate any hardship caused to the Participant by reason of such emergency; or

          (e) Such earlier date as may be specified by the Participant at the time he elects to participate in the Plan.

     5.  Form of Distribution.

          (a) Interest Rate Account: Deferred compensation credited to the Interest Rate Account, together with accumulated interest, will be distributed to the Participant in 36 approximately equal monthly payments, unless the Committee, in its sole discretion, determines, upon written request of the Participant, that payment shall be made over a shorter period, in a lump sum, or in a partial lump sum with the remainder to be distributed in 36 approximately equal monthly payments.

          Payment shall commence 30 days after the occurrence of the event causing distribution, with interest continuing to accrue pursuant to Section 3(b) hereof until the full amount of deferred compensation in the Interest Rate Account is paid.

           (b) Stock Credit Account: Distribution of a Participant's Stock Credit Account shall be made in cash to the Participant in 36 approximately equal monthly payments, unless the Committee, in its sole discretion, determines, upon written request of the Participant, that payment shall be made over a shorter period, in a lump sum, or in a partial lump sum with the remainder to be distributed in 36 approximately equal monthly payments. The amount of each distribution payment shall be the cash equivalent equal to the Average Closing Price as of such payment date multiplied by the number of credited shares to be distributed for such payment. The number of credited shares to be distributed shall equal the credited share balance of the Participant's Stock Credit Account multiplied by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid to the Participant.

          Payment shall commence 30 days after the occurrence of the event causing distribution. The number of credited shares distributed as a cash equivalent payment to the Participant shall be debited from the Participant's Stock Credit Account balance, and the Stock Credit Account shall continue to accrue pursuant to Section 3(b) hereof until the full amount of deferred compensation in the Stock Credit Account is paid.

     6. Designation of Beneficiary. Each Participant may designate, by a form similar to Exhibit B attached, a beneficiary to receive distribution of the Participant's deferred compensation accounts if the Participant is not living when any portion of such compensation becomes distributable. If the Participant fails to designate a beneficiary, or if the Participant's designated beneficiary does not survive until the time when any portion of the Participant's deferred compensation becomes distributable, such portion of the Participant's deferred compensation shall be paid in a lump sum to the Participant's estate within 120 days immediately following the date of the Participant's death.

     7.  Miscellaneous.

           (a) The Participant's deferred compensation accounts under the Plan shall not be assignable by the Participant and shall not be subject to attachment, lien, levy, or other creditors' rights under state or Federal law.

          (b) All funds or assets, together with all interest, accumulations and increments thereon, of the deferred compensation of all Participants shall remain the funds and assets of the Company, and shall be subject to the Company's absolute ownership and control until the time when such funds or assets are distributed in accordance herewith. The obligation of the Company to Participants hereunder is a contractual obligation only, and the Participants shall have no preferred or specific interest, by way of trust, escrow, annuity or otherwise, in and to any specific assets or funds of the Company.

          (c) Copies of the Plan and any and all amendments thereto shall be made available to eligible Participants at all reasonable times at the office of the Corporate Secretary of the Company. All notices to the Company hereunder shall be filed with the Corporate Secretary of the Company.

           (d) The Plan may be amended prospectively, from time to time, by the Committee, and the interest rate applicable hereunder may be increased or decreased prospectively (including with respect to amounts of compensation previously deferred by the Participants) by the Committee as provided in Section 3 hereof, but no amendment shall, in any event, be made to the Plan which would reduce the amounts already earned by any Participant or change the date or provisions for distribution of such amounts, unless the Participant consents in writing to such amendment insofar as the amendment affects the Participant.

           The foregoing Amended and Restated Director Deferred Compensation Plan is approved by the Board of Directors of the Company on behalf of the Company on January 24, 1996, and shall be effective as of April 1, 1996.


                                 _______________________________
                                 Kenneth B. Roath
                                 Chairman and Director


                                 _______________________________
                                 Orville L. Melby
                                 Director and Chairman of the
                                 Compensation Committee


                                 _______________________________
                                 Edward J. Henning
                                 Corporate Secretary

                           EXHIBIT A-1


              HEALTH CARE PROPERTY INVESTORS, INC.
           NOTICE OF ELECTION TO DEFER COMPENSATION


Pursuant to the terms of the Amended and Restated Director Deferred Compensation Plan (the "Plan") of Health Care Property Investors, Inc. (the "Company") adopted at the meeting of the Board of Directors held on January 24, 1996, at which a quorum was present and at all times acting, I hereby elect to defer compensation, as specified below, under the Plan.
Capitalized terms not defined herein shall have the meaning described in the Plan.

I hereby elect to defer __________ (enter "all" or "none" or state dollar amount or state percentage) that will hereafter be payable to me as a member of the Board of Directors on and after _________________________. Of such deferred amount, __________ (enter "all" or "none" or state dollar amount or state percentage) shall be credited to my Interest Rate Account, the remainder, if any, shall be credited to my Stock Credit Account, as provided for in Section 3(b) of the Plan.

These elections shall continue in effect until such time as I file a written notice with the Corporate Secretary of the Company, or I cease to be eligible to participate in the Plan.

In the event of my death, all amounts deferred pursuant to this Plan, together with accumulated earnings, less any amounts paid out from my account, shall be payable in full to my named beneficiary, if he or she survives me, or to my estate 120 days following the date of my death.

I hereby specify _________________________ (enter date or the words "no date") as an "Event Causing Distribution" in connection with section 4(e) of the Plan and no compensation shall be deferred after such date.


__________                       _______________________________
Date                             Signature of Director

                                 _______________________________
                                 Print:Name


                                 _______________________________
                                 Social Security Number


__________                       _______________________________
Date                             Spouses's Signature


                                 _______________________________
                                 Print:  Name

Received:

__________                       _______________________________
Date                                     , Corporate Secretary

                           EXHIBIT A-2


               HEALTH CARE PROPERTY INVESTORS, INC.
      NOTICE OF ELECTION TO TRANSFER DEFERRED COMPENSATION


Pursuant to the terms of the Amended and Restated Director Deferred Compensation Plan (the "Plan") of Health Care Property Investors, Inc. (the "Company") adopted at the meeting of the Board of Directors held on January 24, 1996, at which a quorum was present and at all times acting, I hereby elect to reallocate the crediting of my account balance in the Plan. Of the amounted credited to my account under the Plan, __________ (enter "all" or "none" or state dollar amount or state percentage) shall be invested in the Interest Rate Account, the remainder, if any, shall be invested in the Stock Credit Account, as provided for in Section 3(b) of the Plan. All transferred amounts shall be subject to the terms and conditions of the Plan.


__________                       _______________________________
Date                             Signature of Director

                                 _______________________________
                                 Print:Name


                                 _______________________________
                                 Social Security Number


__________                       _______________________________
Date                             Spouses's Signature


                                 _______________________________
                                 Print:  Name

Received:

__________                       _______________________________
Date                                     , Corporate Secretary

                              EXHIBIT B

                HEALTH CARE PROPERTY INVESTORS, INC.
                      BENEFICIARY DESIGNATION

    AMENDED AND RESTATED DIRECTOR DEFERRED COMPENSATION PLAN

I designate the following beneficiary or beneficiaries to receive payment, in the event of my death, of my interest in any deferred compensation heretofore or hereafter payable to me pursuant to Health Care Property Investors, Inc.'s Amended and Restated Director Deferred Compensation Plan (please see "Instructions for Naming the Beneficiary" that accompany this form):

PRIMARY BENEFICIARY
OR BENEFICIARIES        AGE         RELATIONSHIP          ADDRESS



SUCCESSOR BENEFICIARY
OR BENEFICIARIES        AGE         RELATIONSHIP          ADDRESS



I reserve the right to change any beneficiary from time to time by filing with the Company a new election on this form.

I agree that the last designation received by the Company prior to my death shall control any testamentary or other disposition I may make; however, if a former spouse is one of the beneficiaries named above but is not my spouse at the time of my death, such designation shall be deemed revoked. I acknowledge that this designation is subject to laws in the state of my residence. I further agree that the Company may make a lump sum payment to the legal representative of my estate if there is any question as to the right of any beneficiary to take hereunder, and the Company, its directors, the Compensation Committee and any member thereof, and any employee of the Company, shall have no further liability with respect hereto.

__________                       _______________________________
Date                             Signature of Director

                                 _______________________________
                                 Print:Name

__________                       _______________________________
Date                             Spouses's Signature

                                 _______________________________
                                 Print:  Name